     As filed with the Securities and Exchange Commission on June 1, 2000.


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               INSO CORPORATION
              (Exact name of issuer as specified in its charter)

             DELAWARE                                     04-3216243
   (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

                             299 PROMENADE STREET
                        PROVIDENCE, RHODE ISLAND 02908
                   (Address of principal executive offices)

                               INSO CORPORATION
                           1993 STOCK PURCHASE PLAN
                             (Full title of plan)
      JONATHAN P. LEVITT                          Copies of communications to:
       INSO CORPORATION                             MICHAEL J. BOHNEN, ESQ.
     299 PROMENADE STREET                        NUTTER, MCCLENNEN & FISH, LLP
PROVIDENCE, RHODE ISLAND 02908                      ONE INTERNATIONAL PLACE
        (401) 752-4505                         BOSTON, MASSACHUSETTS  02110-2699
 (Name, address and telephone                           (617) 439-2000
 number of agent for service)

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                          PROPOSED
                                                           MAXIMUM       PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF          AMOUNT BEING       OFFERING PRICE   AGGREGATE OFFERING        AMOUNT OF
 SECURITIES TO BE REGISTERED       REGISTERED (1)         PER SHARE            PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
  COMMON STOCK,
  $.01 PAR VALUE PER SHARE         250,000 SHARES         $3.28 (2)         $820,000 (2)         $216.48 (2)
===============================================================================================================

(1) This Registration Statement covers 250,000 shares of Common Stock which may be issued under the Inso Corporation 1993 Stock Purchase Plan.
     In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 based upon the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on May 26, 2000.

                           -------------------------

     IN ACCORDANCE WITH GENERAL INSTRUCTION E TO FORM S-8, THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 33-77302) RELATING TO THE REGISTRANT'S 1993 STOCK PURCHASE PLAN AND THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 (333-67777) WITH RESPECT TO THE REGISTRATION OF ADDITIONAL SECURITIES UNDER SUCH PLAN (THE "PRIOR FORM S-8S") ARE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT.

                           -------------------------

     IN ACCORDANCE WITH GENERAL INSTRUCTION E TO FORM S-8, THE FOLLOWING INFORMATION IS NOT CONTAINED IN THE PRIOR FORM S-8S:


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.
         --------

     See the exhibit index immediately preceding the exhibits attached hereto.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on the 1st day of June 2000.

                                       INSO CORPORATION


                                       By: /s/ James Ringrose
                                           -----------------------
                                           James Ringrose
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURES               TITLE                    DATE
            ----------               -----                    ----

/s/ James Ringrose               Chief Executive Officer      June 1, 2000
-------------------------------
       James Ringrose


/s/ Christopher Burns            Chief Financial Officer and  June 1, 2000
-------------------------------  Principal Accounting Officer
      Christopher Burns

/s/ Stephen O. Jaeger            Chairman of the              June 1, 2000
-------------------------------  Board of Directors
       Stephen O. Jaeger

/s/ Joanna T. Lau
-------------------------------  Director                     June 1, 2000
         Joanna T. Lau

/s/ Samuel H. Fuller             Director                     June 1, 2000
-------------------------------
        Samuel H. Fuller

/s/ Edward Terino                Director                     June 1, 2000
-------------------------------
         Edward Terino

                                 EXHIBIT INDEX


Exhibit No.    Title                                               Page
----------     -----                                               ----


Exhibit 5      Opinion of Nutter, McClennen & Fish, LLP            5


Exhibit 23.1   Consent of Nutter, McClennen & Fish, LLP            Contained in
                                                                   Exhibit 5

Exhibit 23.2   Consent of Ernst & Young LLP                        6

                                       4